                                                                    EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the accompanying Annual Report on Form 10-K of eLoyalty Corporation (the "Company") for the year ended January 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Kelly D. Conway, as Chief Executive Officer of the Company, and Steven C. Pollema, as Chief Financial Officer of the Company, hereby certify, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2005

/s/ KELLY D. CONWAY
-----------------------------------
Kelly D. Conway
President & Chief Executive Officer

/s/ STEVEN C. POLLEMA
-----------------------------------
Steven C. Pollema
Vice President, Operations
and Chief Financial Officer

      This certification shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934. In addition, this certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.